Morgan Stanley Institutional Fund Trust - Short
Duration Income Portfolio
Item 77O- Transactions effected pursuant to Rule
10f-3


Securities Purchased:  MassMutual Global Funds II
1.550% due 10/11/2019
Purchase/Trade Date:	10/5/2016
Offering Price of Shares: $99.945
Total Amount of Offering: $600,000,000
Amount Purchased by Fund: $1,140,000
Percentage of Offering Purchased by Fund: 0.190%
Percentage of Fund's Total Assets: 0.67%
Brokers: Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Morgan Stanley & Co., LLC, U.S.
Bancorp Investments, Inc.
Purchased from: Bank of America
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%:
YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:  American Honda Finance
Corporation 1.500% due 11/19/2018
Purchase/Trade Date:	11/16/2016
Offering Price of Shares: $99.959
Total Amount of Offering: $450,000,000
Amount Purchased by Fund: $975,000
Percentage of Offering Purchased by Fund: 0.217%
Percentage of Fund's Total Assets: 0.61%
Brokers: BNP PARIBAS, Deutsche Bank
Securities, J.P. Morgan, Morgan Stanley, HSBC,
Lloyds Securities, SMBC Nikko, SOCIETE
GENERALE
Purchased from: BNP Paribas Securities Bond
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%:
YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.



Securities Purchased:  Abbott Laboratories 2.350%
due 11/22/2019
Purchase/Trade Date:	11/17/2016
Offering Price of Shares: $99.902
Total Amount of Offering: $2,850,000,000
Amount Purchased by Fund: $860,000
Percentage of Offering Purchased by Fund: 0.030 %
Percentage of Fund's Total Assets: 0.54 %
Brokers: BofA Merrill Lynch, Barclays, Morgan
Stanley, SOCIETE GENERALE, BNP PARIBAS,
Citigroup, Deutsche Bank Securities, MUFG,
HSBC, Standard Chartered Bank, Santander,
Goldman, Sachs & Co., The Williams Capital
Group, L.P., BBVA, ING, Mizuho, RBC Capital
Markets, US Bankcorp
Purchased from: Bank of America
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%:
YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:  U.S. Bank National
Association 2.000% due 1/24/2020
Purchase/Trade Date:	1/19/2017
Offering Price of Shares: $99.789
Total Amount of Offering: $1,100,000,000
Amount Purchased by Fund: $500,000
Percentage of Offering Purchased by Fund: 0.045%
Percentage of Fund's Total Assets: 0.31%
Brokers: U.S. Bancorp Investments, Inc., Goldman,
Sachs & Co., Morgan Stanley & Co. LLC
Purchased from: US Bancorp Investments
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%:
YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.






Securities Purchased:  Branch Banking and Trust
Company 2.100% due 1/15/2020
Purchase/Trade Date:	1/23/2017
Offering Price of Shares: $99.992
Total Amount of Offering: $1,000,000,000
Amount Purchased by Fund: $1,000,000
Percentage of Offering Purchased by Fund: 0.100%
Percentage of Fund's Total Assets: 0.62%
Brokers: Morgan Stanley & Co., LLC, Barclays
Capital Inc., BB&T Capital Markets, a division of
BB&T Securities, LLC, RBC Capital Markets, LLC
Purchased from: Barclays Capital Inc.
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%:
YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased: Jackson National Life Global
Funding 2.200% DUE 1/30/2020
Purchase/Trade Date:	1/24/2017
Offering Price of Shares: $99.890
Total Amount of Offering: $400,000,000
Amount Purchased by Fund: $550,000
Percentage of Offering Purchased by Fund: 0.138%
Percentage of Fund's Total Assets: 0.34%
Brokers: Barclays Capital Inc., Credit Suisse
Securities (USA) LLC, Deutsche Bank Securities
Inc., Morgan Stanley & Co. LLC
Purchased from: Credit Suisse Securities
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%:
YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.









Securities Purchased: Microsoft Corporation
1.850% due 2/6/2020
Purchase/Trade Date:	1/30/2017
Offering Price of Shares: $99.933
Total Amount of Offering: $1,500,000,000
Amount Purchased by Fund: $775,000
Percentage of Offering Purchased by Fund: 0.052%
Percentage of Fund's Total Assets: 0.48%
Brokers: Barclays, HSBC, BofA Merrill Lynch,
Citigroup, Credit Suisse, Goldman, Sachs & Co.,
J.P. Morgan, Morgan Stanley, US Bancorp, BNP
PARIBAS, BNY Mellon Capital Markets, LLC
Purchased from: HSBC Securities Inc.
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%:
YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased: Skandinaviska Enskilda
Banken AB 2.300% due 3/11/2020
Purchase/Trade Date:	3/7/2017
Offering Price of Shares: $99.931
Total Amount of Offering: $750,000,000
Amount Purchased by Fund: $250,000
Percentage of Offering Purchased by Fund: 0.033%
Percentage of Fund's Total Assets: 0.91%
Brokers: BofA Merrill Lynch, Citigroup, Deutsche
Bank Securities, Morgan Stanley, SEB
Purchased from: Merrill Lynch, Pierce Fenner &
Smith
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%:
YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.









Securities Purchased:  Delta Air Lines Inc. 2.875%
due 3/13/2020
Purchase/Trade Date:	3/9/2017
Offering Price of Shares: $99.727
Total Amount of Offering: $1,000,000,000
Amount Purchased by Fund: $575,000
Percentage of Offering Purchased by Fund: 0.058%
Percentage of Fund's Total Assets: 0.34%
Brokers: Barclays, Goldman, Sachs & Co., J.P.
Morgan, Morgan Stanley, BofA Merrill Lynch,
Citigroup, Credit Agricole CIB, Credit Suisse,
Deutsche Bank Securities, US Bancorp, BNP
PARIBAS, Guzman & Company, Natixis, The
Williams Capital Group, L.P., UBS Investment
Bank, Wells Fargo Securities
Purchased from: Barclays Capital
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%:
YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSR.

Securities Purchased:  Ford Motor Credit Company
LLC 2.262% due 3/28/2019
Purchase/Trade Date:	3/28/2017
Offering Price of Shares: $100.000
Total Amount of Offering: $500,000,000
Amount Purchased by Fund: $450,000
Percentage of Offering Purchased by Fund: 0.090%
Percentage of Fund's Total Assets: 0.27%
Brokers: BNP PARIBAS, Citigroup, Goldman,
Sachs & Co., HSBC, Lloyds Securities, Morgan
Stanley, SOCIETE GENERALE,
Purchased from: Citigroup Global Markets
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%:
YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSR.